Exhibit 99.1

PRESS RELEASE
CONTACT: Liz Shows Odyssey Marine Exploration, Inc. (813) 876-1776 lshows@odysseymarine.com

Odyssey Marine Exploration Announces the

Departure of its Chief Financial Officer

TAMPA, Fla., June 13, 2023 (BUSINESSWIRE) – Odyssey Marine Exploration, Inc. (NASDAQ: OMEX), a global subsea mineral exploration, validation, and development company, announced that Christopher E. Jones, Odyssey’s Chief Financial Officer (CFO), will leave the company on July 7, 2023, to pursue another opportunity.

Mr. Jones will continue to support Odyssey in an advisory role after his departure. Odyssey intends to appoint an experienced interim CFO, while Odyssey searches for a permanent CFO with a skill set that aligns with Odyssey’s future growth plans. During this period, the company expects to reduce its administrative expenses but will continue to have appropriate management and controls in place.

“Throughout his two years with Odyssey, Mr. Jones has been a valuable member of our team who was able to arrange and execute complex financial transactions. His focus on and success in improving our balance sheet, eliminating outstanding debt, and improving our liquidity places Odyssey in a position to achieve our next set of goals as we continue to build our portfolio and position our company as the world’s leading marine mineral development company,” said Mark Gordon, Odyssey’s Chief Executive Officer.

The company continues to evaluate its organizational structure to support its business goals and plans to add experienced mining industry veterans to its current management team, further enhancing its ability to improve the value of its growing portfolio of mineral investments.

“I remain excited about Odyssey’s future as the company continues exploring the ocean for critical mineral resources in increasingly high demand. Odyssey is in a better position now to continue transitioning towards leadership in marine mineral exploration and investment,” said Mr. Jones.

Odyssey does not expect Mr. Jones’ departure to impact its initiatives, including its recently announced investment in Ocean Minerals, LLC (OML).

About Odyssey Marine Exploration

Odyssey Marine Exploration, Inc. (Nasdaq: OMEX) is a deep-ocean exploration pioneer engaged in the discovery, validation and development of subsea mineral deposits in a socially and environmentally responsible manner. Odyssey provides marine services for private clients and governments who are interested in exploring their Exclusive Economic Zone (EEZ) to survey, map and identify any potential mineral resources present. The company focuses on the exploration of polymetallic nodules (battery metals to power the future) and subsea phosphate deposits (fertilizer to feed the future) which the company believes will provide a benefit to society now and in the future, For additional details, please visit www.odysseymarine.com. An investor presentation is available in the Investors section of the website.

Forward Looking Information

Odyssey Marine Exploration believes the information set forth in this Press Release may include “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. Certain factors that could cause results to differ materially from those projected in the forward-looking statements are set forth in “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the Securities and Exchange Commission on March 31, 2022. The financial and operating projections as well as estimates of mining assets are based solely on the assumptions developed by Odyssey that it believes are reasonable based upon information available to Odyssey as of the date of this release. All projections and estimates are subject to material uncertainties and should not be viewed as a prediction or an assurance of actual future performance. The validity and accuracy of Odyssey’s projections will depend upon unpredictable future events, many of which are beyond Odyssey’s control and, accordingly, no assurance can be given that Odyssey’s assumptions will prove true or that its projected results will be achieved.

###